UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange

Item 8.01	Other Events.

On April 29, 2019, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and RBC Capital Markets, LLC., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $250,000,000 aggregate principal amount of 5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes) (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of October 15, 1996, by and between the Company and U.S. Bank National Association, as successor trustee. The offering closed on May 6, 2019.

Copies of the Underwriting Agreement and the Form of Global Certificate for the Notes are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 29, 2019, by and among the Company, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto.

4.1	Form of the Global Certificate for the Notes.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Notes.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters in connection with the issuance and sale of the Notes.

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated: May 6, 2019